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                                                                    Exhibit 3.24

                                   BY LAWS OF
                                TOTAL TRIM, INC.

                                     OFFICES

                  (1) PRINCIPAL OFFICE. The principal office of the Corporation shall be located in Florence, Lauderdale County, Alabama. The board of directors may, by resolution, change the location of this office from time to time.

                  (2) OTHER OFFICES. The corporation may have other offices, either within or outside of the State of Alabama, at such place or places as the board of directors may from time to time appoint or the business of the Corporation may require.

                                   ARTICLE II

                                      SEAL

                  The corporate seal shall be in circular form and shall have inscribed thereon the name of the Corporation, the words "Corporate Seal," and such other word or words, if any, as may be determined by the board of directors to be inscribed thereon.

                                   ARTICLE III

                            MEETINGS OF STOCKHOLDERS

                  (1) PLACE OF MEETING. All meetings of the shareholders shall be held at the offices of the Corporation in Alabama, or at such other place or places as may be designated by the board of directors.

                  (2) ANNUAL MEETINGS. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may come before the meeting shall be held on the last week in December each year, commencing with the year 1992, if not a legal holiday under the laws of the state where such meeting is to be held, and if a legal holiday under the laws of said state, then on the next succeeding business day, at such hour as may be named in the notice of said meeting. If for any reason any annual meeting shall not be held on the day designated herein, or at any adjournment of such meeting, the board of directors shall cause the election to be held at a special meeting called and held as soon thereafter as convenient and practicable. At such special meeting of the shareholders may elect the directors and transact other business with the same force and effect as at an annual meeting duly called and held.


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                  (3) SPECIAL MEETINGS. A special meeting of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time by the president, the chairman of the board of directors, the executive committee, by order of the board of directors or by a shareholder or shareholders holding of record at least ten percent (10%) of the outstanding capital stock of any class of the Corporation entitled to vote at such meeting.

                  (4) NOTICE OF MEETING. Except as otherwise provided by statute, notice of each meeting of the shareholders, whether annual or special, shall be given not less than ten (10) nor more than fifty (50) days before the day on which the meeting is to be held to each shareholder of record entitled to vote at such meeting by delivering a written or printed notice thereof to him personally, or by mailing such notice in a postage prepaid envelope addressed to him at his post office address furnished by him to the secretary of the Corporation for such purpose, or, if he shall not have furnished to the secretary of the Corporation his address for such purpose, then at the post office address, if any, as the same appears upon the stock record books of the Corporation or at his post office address last known to the secretary of the Corporation or by transmitting a notice wireless. Except where expressly required by law, no publication of any notice of such a meeting of shareholders shall be required. Every such notice shall state the place, day and hour of the meeting but need not state the purposes thereof, except for special meeting or as otherwise in these bylaws or by statute expressly provided or required. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend such meeting in person or by proxy; and if any shareholder shall, in person or by attorney thereunder authorized, in writing or by telegraph, cable, radio or wireless, waive notice of any meeting, whether before or after such meeting be held, notice thereof need not be given to him. Notice of any adjourned meeting of the shareholders shall not be required to be given, except when expressly required by law.

                  (5) ORGANIZATION. At every meeting of the shareholders, the president, or in his absence, the chairman of the board, or in his absence, a vice president, or in the absence of all of the foregoing officers, a chairman chosen by the shareholders present in person or by proxy and entitled to vote thereat, by a majority vote shall act as chairman. The secretary, or in his absence, an assistant secretary, shall act as secretary at all meetings of the shareholders. In the absence from any such meeting of the secretary and the assistant secretaries, the chairman may appoint any person to act as secretary of the meeting.


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                  (6) BUSINESS AND ORDER OF BUSINESS. At each meeting of the shareholders such business may be transacted as may properly be brought before such meeting, whether or not such business is stated in the notice of such meeting or in a waiver of notice thereof, except for special meetings or as otherwise in these bylaws or by statute expressly provided or required. The order of business at all meetings of the shareholders shall be determined by the chairman, unless the holders of a majority of the shares of each class present in person or by proxy at such meeting and entitled to vote thereat shall otherwise determine.

                  (7) QUORUM. At each meeting of the shareholders, the holders of a majority of the shares of each class of voting shares of the Corporation issued and outstanding and entitled to vote thereat, present either in person or by proxy, shall constitute a quorum for the transaction of business, except where otherwise provided by law or by the business, or by the articles of incorporation. In the absence of a quorum, the shareholders of the Corporation present in person or by proxy and entitled to vote, by a majority vote, or, in the absence of all the shareholders, any officer entitled to preside or act as secretary at such meeting, shall have the power to adjourn the meeting from time to time, until shareholders holding the requisite amount of shares shall be present or represented. At any such adjourned meeting, at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called. The absence from any meeting of the number of shares required by the laws of the State of Alabama, by the articles of incorporation of the Corporation or by these by laws for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if the number of shares required in respect of such other matter shall be present.

                  (8) VOTING. At each meeting of the shareholders, each holder of record of shares entitled to vote thereat, shall be entitled to one (1) vote in person or by proxy for each share of the Corporation entitled to vote so registered in his name on the books of the Corporation: (i) on the date fixed pursuant to Section 3 or Article VII of these by laws as the record date for the determination of shareholders entitled to vote at such meeting, notwithstanding the sale, or other disposal or transfer on the books of the Corporation of such share on or after the date so fixed; or (ii) at the date of such meeting if no such record date shall have been fixed. Shares of its on belonging to the Corporation shall not be voted directly or indirectly. Persons holding in a fiduciary capacity shares having voting rights shall be entitled to vote the shares so held, and persons whose shares having voting rights pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the


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Corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy, may represent said shares and vote thereon. Any vote of shares may be cast by the shareholder entitled thereto in person or by his proxy appointed by an instrument in writing subscribed by such shareholder or by his attorney thereunto authorized, and delivered to the secretary of the meeting. At all meetings of the shareholders, all matters (except in special cases where other provision is made by statute, and except as otherwise provided in these bylaws or in the certificate of incorporation) shall be decided by the vote of a majority in interest of the shareholders present in person or by proxy and entitled to vote thereat, a quorum being present. Unless required by law or demanded by a shareholder present in person or by proxy at any meeting and entitled to vote thereat, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the shareholder voting, or by his proxy, if there be such a proxy, and shall state the number of shares voted by him.

                  (9) LIST OF SHAREHOLDERS. It shall be the duty of the secretary or other officer who shall have charge of the share ledger, either directly or through a transfer agent appointed by the board of directors, to keep and maintain a complete list of shareholders and the number of shares standing in their respective name. Such list shall be open to the examination of any shareholder at the place where said list is customarily kept; provided that such list shall be produced and kept at the time and place of any election during the whole time thereof and subject to the inspection of any shareholder who may be present. The original or duplicate share ledger shall be the only evidence as to the shareholders who are entitled to examine such list or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.

                  (10) ADDRESSES OF SHAREHOLDERS. Each shareholder shall designate to the secretary of the Corporation, or the transfer agent appointed by the board of directors, an address at which notice of meetings and all other corporate notices may be served upon him by mail directed to him at his post office address, if any, as the same appears upon the share record of the Corporation or at his post office address last known to the secretary of the Corporation or to the transfer agent.

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                                   ARTICLE IV

                                   DIRECTORS

                  (1) POWERS. The board of directors shall exercise all the powers of the Corporation except such as are by law, or by the articles of incorporation of this Corporation, or by these bylaws conferred upon or reserved to the shareholders of any class or classes and except such powers as may be deleted to an executive committee and other committees as provided in Article V of these bylaws.

                  (2) NUMBER. The board of directors shall consist of one (1) director.

                  (3) TERM OF OFFICE: VACANCIES. Each director shall be elected to serve until the next annual meeting of shareholders and until his successor is chosen and qualified. In case one (1) or more vacancies shall occur in the board of directors, whether caused by death, resignation, retirement, disqualification or removal, successors to fill such vacancies shall be elected either by vote of the remaining directors or by vote of the shareholders at any regular or special meeting, and shall hold office until the next annual meeting of shareholders and until their successors are chosen and qualified. Directors need not be shareholders.

                  (4) REMOVAL. Any or all of the directors may be removed from office, with or without cause, by vote of shareholders holding a majority of all the shares of stock outstanding and entitled to vote.

                  (5) ELECTION OF DIRECTORS. Directors shall be elected each year at the annual meeting of shareholders, or at the special meeting held in lieu thereof as provided in Article III hereof.

                  (6) PLACE OF MEETING, ETC. The board of directors may hold its meetings and have one or more offices at such place or places within or outside the State of Alabama, as the board may from time to time determine, or, in the case of meetings, as shall be specified or fixed in the respective notices or waivers of notice thereof.

                  (7) ANNUAL MEETINGS. The board of directors shall meet for the purpose of organization, the election of officers and the transaction of other business, immediately after, or as soon as practicable after, each annual meeting of shareholders and


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election of directors at the same place at which each such annual meeting of shareholders is held, and notice of such meeting need not be given; such meeting, however, may be held at any other time or place which shall be specified in a notice given as thereinafter provided for special meetings of the board of directors or in a consent and waiver of notice thereof signed by all the directors.

                  (8) OTHER REGULAR MEETINGS. Other regular meetings of the board of directors shall be held at such places and at such times as the board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day not a legal holiday. Notice of regular meetings need not be given.

                  (9) SPECIAL MEETINGS: NOTICE. Special meetings of the board of directors shall be held whenever called by the chairman of the board, the president, the executive committee, or a majority of the directors then in office. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two
(2) days before the day on which the meeting is to be held, or shall be directed to him at such place by telegraph, cable, radio or wireless, or be delivered personally not later than the day before the day on which the meeting is to be held. Every such notice shall state the time and place of the meeting but need not state the purposes thereof, except as otherwise in these bylaws or by statute expressly provided. Notice of any meeting of the board need not be given to any director, however, if waived by him in writing or by telephone, cable, radio or wireless, whether before or after such meeting be held, or if he shall be present at the meeting; and any meeting of the board shall be a legal meeting without any notice thereof having been given if all of the directors shall be present thereat.

                  (10) ORGANIZATION. At each meeting of the board of directors, the chairman of the board of directors, or in his absence, the president, or in the absence of both of the foregoing officers, a director chosen by a majority of the directors present, shall act as chairman. The secretary, or in his absence, an assistant secretary, or in the absence of both the secretary and the assistant secretaries, any person appointed by the chairman shall act as secretary of the meeting.

                  (11) BUSINESS AND ORDER OF BUSINESS. At each meeting of the board of directors such business may be transacted as may properly be brought before such meeting, whether or not such business is stated in the notice of such meeting, or in a waiver

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of notice thereof, except as otherwise in these bylaws or by statute expressly provided or required. The order of business at all meetings of the board of directors shall be as determined by the chairman, subject to the approval of a majority of the directors present at such meeting.

                  (12) QUORUM AND MANNER OF ACTING. Except as otherwise provided by statute or by these bylaws or by the Corporation's articles of incorporation, a majority of the total number of directors shall constitute a quorum for the transaction of business at any meeting and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting need not be given.

                  (13) RESIGNATIONS. Any director of the Corporation may resign at any time by giving verbal or written notice thereof to the chairman of the board of directors, or the president or to the secretary of the Corporation. The resignation of any director shall take effect at the time notice thereof is given, unless otherwise specified in the notice. The acceptance of a resignation shall not be necessary to make it effective.

                                    ARTICLE V

                         EXECUTIVE AND OTHER COMMITTEES

                  (1) APPOINTMENT AND TERM OF OFFICE OF EXECUTIVE COMMITTEE. The board of directors may establish an executive committee consisting of one (1) or more directors, which number shall include the president, to serve at the pleasure of the board. The president shall be, ex officio, chairman of the executive committee.

                  (2) VACANCIES IN EXECUTIVE COMMITTEE. Vacancies occurring in the executive committee from any cause shall be filled by the board of directors at any meeting thereof.

                  (3) EXECUTIVE COMMITTEE TO REPORT TO BOARD. All action by the executive committee shall be reported to the board of directors at its meeting next succeeding such action.

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                  (4) PROCEDURE OF EXECUTIVE COMMITTEE. The executive committee shall fix its own rules of procedure not inconsistent with these bylaws or with any direction of the board of directors. It shall meet at such times and places and upon such notice as shall be provided by such rules or by resolution of the board of directors. The presence of a majority shall constitute a quorum for the transaction of business, and in every case an affirmative vote of a majority of all the members of the committee present shall be necessary for the taking of any action.

                  (5) GENERAL POWERS OF EXECUTIVE COMMITTEE. During the intervals between the meetings of the board of directors, the executive committee, except as limited by the laws of the Corporation or by specific directors of the board of directors, shall possess and may exercise all the powers of the board of directors in the management and direction of the business and conduct of the affairs of the Corporation in such manner as the executive committee shall deem for the best interests of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all instruments and documents which may require it, except that the executive committee shall not have the power to elect directors nor to elect or remove any executive officer.

                  (6) SPECIAL POWERS OF EXECUTIVE COMMITTEE. The executive committee, if one is established, shall have special charge and control of all financial affairs of the Corporation. The executive committee shall supervise and direct all investments, temporary or otherwise, of the funds of the Corporation and the manner in which the accounts, books and records shall be kept. The executive committee may authorize the satisfaction of mortgages, the sale of real estate and sale and reinvestment of any and all other assets of the Corporation. The executive committee may also appoint investment advisers, authorize accounts for the Corporation with securities brokers and dealers, and appoint a general counsel, and other general and special attorneys. Any appointees of the executive committee shall have such powers, not contrary to law, the articles of incorporation or these bylaws, and shall perform such duties as may be assigned to them by the executive committee.

                  (7) OTHER COMMITTEES. From time to time the board of directors may appoint any other committee or committees for any purpose or purposes to the extent lawful, which shall have such powers as shall be specified in the resolution of appointment.

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                  (8) COMPENSATION. The members of any duly appointed committee shall receive such compensation and/or fees as from time to time may be fixed by the board of directors.

                                   ARTICLE VI

                                    OFFICERS

                  (1) EXECUTIVE OFFICERS. The executive officers of the Corporation shall be a president and a secretary. The board may also elect a chairman of the board and additional officers. One (1) person may hold all offices and perform the duties of any of said officers.

                  (2) ELECTION, TERM OF OFFICE AND QUALIFICATIONS OF EXECUTIVE OFFICERS. The executive officers shall be elected annually by the board of directors. Each executive officer shall hold office until his successor shall have been duly elected and qualified in his stead, or until his death or until he shall have resigned or shall have been removed in the manner provided herein. The chairman of the board and the president shall be chosen from amount the directors.

                  (3) SUBORDINATE OFFICERS. The board of directors or the execute committee may from time to time appoint such other officers as the board of directors or the executive committee may deem necessary, including one (1) or more assistant treasurers and one (1) or more assistant secretaries, and may also appoint such agents and employees of the Corporation as may be deemed proper. Such officers, agents and employees shall hold office for such period, have such authority, and perform such duties as in these bylaws provided or as the board of directors or the executive committee may from time to time prescribe. The board of directors may from time to time authorize any officer to appoint and remove agents and employees and to prescribe the powers and duties thereof.

                  (4) REMOVAL. Any officer, agent or employee may be removed either with or without cause, by the board of directors at any meeting called for the purpose, or, except in case of any officer elected by the board of directors, by any officers upon whom the power of removal may be conferred by the board of directors.

                  (5) RESIGNATIONS. Any officer may resign at any time by giving written notice to the board of directors. Any such resignation shall take effect at the date


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of receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  (6) VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these bylaws for regular election or appointment to such office.

                  (7) THE CHAIRMAN OF THE BOARD OF DIRECTORS. The chairman of the board of directors, when present, shall preside at all meetings of the board of directors. In addition to the powers and duties mentioned in these bylaws, he shall have supervision of such matters, not contrary to law. the certificate of incorporation or these bylaws, as may be assigned or delegated to him by the board of directors or the executive committee.

                  (8) THE PRESIDENT. The president shall be the chief executive officer of the Corporation and shall have general supervision of the business of the Corporation and over its several officers, subject, however, to the control of the board of directors and the executive committee. He shall at each annual meeting and from time to time report to the shareholders and the board of directors and the executive committee all matters which in his knowledge which the interests of the Corporation may require to be brought to their notice; shall preside when present at all meetings of the shareholders and, in the absence of the chairman of the board, of the board of directors; shall sign in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments authorized by the board of directors or the executive committee except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to the president alone or some other officer agent of the Corporation; and in general shall perform all duties incident to the office of president and such other duties as from time to time may be assigned to him by the board of directors or the executive committee or as are prescribed by these bylaws. The president shall be, ex officio, a member of all standing committees. The President must be a qualified person as defined in the Revised Professional Corporation Act.

                  (9) VICE PRESIDENT. The vice president shall perform such duties and exercise such powers as may be assigned to him from time to time by the board of directors of the executive committee. In the absence of either the chairman of the board or the president, or both, or in the case of his or their inability to act, a vice president shall perform the duties and exercise the powers of either the chairman of the board of directors or the

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president, or both, but subject to the control of the board of directors and the executive committee.

                  (10) THE SECRETARY. The secretary shall keep or cause to be kept in books the minutes of the meetings of the shareholders and the board of directors; shall see that all notices are duly given in accordance with the provisions of these bylaws and as required by law; shall be custodian of the records and of the seal of the corporation and see that the seal is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; shall keep directly or through a transfer agent a register of the post office address of each shareholder, and make proper changes in such register, retaining and filing his authority for such entries; shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and in general shall perform all duties incident to the office of secretary and such other duties as may, from time to time, be assigned to him by the board of directors or the executive committee.

                  (11) ASSISTANT SECRETARIES. At the request of the secretary or in his absence or disability, any assistant secretary shall have power to perform all the duties of the secretary, and when so acting, shall have all the powers of, and be subject to all restrictions upon, the secretary. The assistant secretaries shall perform such other duties as from time to time may be assigned to them by the board of directors, by the executive committee, by the chairman of the board or by the president.

                  (12) THE TREASURER. The treasurer shall give such bond for faithful performance of his duties as the board of directors shall require. He shall have charge and custody of, and be responsible for, all funds and securities of the Corporation and deposit all such funds and securities of the Corporation and deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these bylaws; at all reasonable times exhibit the books of accounts and records to any of the directors of the Corporation, upon application during business hours at the office of the Corporation or where such books and records are dept; render a statement of the condition of the finances of the Corporation at all regular meetings of the board of directors, if called upon to do so, and a full financial report at the annual meeting of the shareholders, if called upon to do so; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever; and in general, perform all of the duties ncident to the office of treasurer and such other duties as from time to time may be assigned to him by the board of directors or by the executive committee.


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                  (13) ASSISTANT TREASURERS. At the request of the treasurer or in his absence or disability any assistant treasurer shall have power to perform all the duties of the treasurer, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the treasurer. The assistant treasurers shall perform such other duties as from time to time may be assigned to them by the board of directors, by the executive committee, by the chairman of the board or by the president.

                  (14) SALARIES. The salaries of the officers shall be fixed from time to time by the executive committee of the board of directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                                   ARTICLE VII

                            SHARES AND THEIR TRANSFER

                  (1) CERTIFICATES OF SHARES. Certificates for shares of each class of the capital stock of the Corporation shall be in such form as the board of directors shall approve and shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and certify the number of shares owned by him and shall be signed by or in the name of the Corporation by the president or a vice president and the secretary or an assistant secretary of the Corporation; provided, however, that where any such certificate is signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation as a registrar, the signature of any such president, vice president, secretary or assistant secretary may be facsimile printed or engraved. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have delivered by the Corporation, such certificate or certificates shall nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation. The share record books and the blank share certificate books shall be kept by the secretary or by a transfer agent or by any other officer or agent designated by the board of directors or by the executive committee or by the president.

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                  (2) TRANSFER OF SHARES. Transfer of shares of the capital
stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his attorney thereunto duly authorized by a power of attorney duly executed and filed with the secretary of the Corporation or a transfer agent of the Corporation, if any, and upon the surrender and cancellation of the certificate or certificates for such shares, properly endorsed. A person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, and upon any transfer of shares the person or persons into whose name or names such shares of stock shall be transferred on the books of the Corporation shall be substituted for the person or persons out of whose name or names such shares shall have been transferred, with respect to all rights, privileges and obligations of holders of stock of the Corporation and as against the Corporation or any other person or persons. The term "person" or "persons" wherever used herein shall be deemed in include any Firm, corporation, or association. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the secretary or to said transfer agent, shall be so expressed in the entry of transfer.

                  (3) CLOSING OF TRANSFER BOOKS. The board of directors may, be resolution, direct that the stock transfer books of the Corporation be closed for a period not exceeding fifty (50) days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding Fifty (50) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect or a date in connection with obtaining such consent, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock or to give such consent, and in such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

                  (4) LOST, STOLEN, DESTROYED AND MUTILATED CERTIFICATES. The holder of any shares of the Corporation shall immediately notify the


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Corporation of any loss, theft, destruction or mutilation of the certificate;
and, the board of directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representatives, to give to the Corporation and to such registrar, transfer agent and/or transfer clerk as may be authorized or required to countersign such new certificate or certificates a bond, in such sum as they may direct, and with such surety or sureties, as they may direct, as indemnity against any claim that may be made against them or any of them on account of or in connection with the alleged loss, theft, or destruction of any such certificate.

                   (5) TRANSFER AGENT AND REGISTRAR: REGULATIONS. The Corporation shall, if and whenever the board of directors shall so determine, maintain one or more transfer offices or agencies, each in charge of the transfer agent or transfer clerk designated by the board of directors, where the shares of the capital stock of the Corporation shall be directly transferable, and/or one or more registry offices, each in charge of a registrar designated by the board of directors where such shares of stock shall be registered, and, if the board of directors shall so determine, no certificate for shares of the capital stock of the Corporation, in respect of which a transfer agent or transfer clerk and/or registrar shall have been designated, shall be valid unless countersigned by such transfer agent or transfer clerk and/or registered by such registrar. The board may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

                                  ARTICLE VIII

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

                  (1) CONTRACTS, ETC. The executive committee may authorize any officer or officers, or agent or agents of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the executive committee or by these bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

                  (2) CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the

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Page 15

Corporation, shall be signed by the president, any vice president, or the secretary of the Corporation.

                  (3) DEPOSITS. All cash and securities of the Corporation shall be place din trust and/or deposited from time to time to the credit of the Corporation in such responsible banks or trust companies as the board of directors or the executive committee or the chairman of the board or the president may from time to time designated, or as may be designated by any other officer or officers of the Corporation to whom such power may be delegated by the board of directors of the executive committee.

                  (4) GENERAL AND SPECIAL ACCOUNTS. The board of directors or the executive committee or the chairman of the board or the president may from time to time authorize the opening and keeping, with responsible banks or trust companies as it or he may designate, of general and special trust and/or bank accounts, and may make such special rules and regulations, with respect thereto, not inconsistent with the provisions of these bylaws, as it or he may deem expedient.

                                   ARTICLE IX

                                BOOKS AND RECORDS

                  (1) LOCATION. The books and records of the Corporation except the original or a duplicate stock ledger, may be kept outside the State of Alabama at such place or places as the board of directors may from time to time determine, except as otherwise required by law.

                  (2) EXAMINATION BY SHAREHOLDERS. The board of directors shall, subject to the laws of Alabama, have power to determine from time to time whether or to what extent and at what time and places and under what conditions and regulations any accounts and books of the Corporation, or any of them, shall be open to the inspection of the shareholders; and no shareholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of Alabama, unless and until authorized to do so by resolution of the board of directors or of the shareholders; provided, however, that, subject to such reasonable restrictions as the board of directors may prescribe, the Corporation shall at any time, upon the written request of any registered holder of its shares, mail to such shareholder a statement of the assets then belonging to the Corporation; provided, further, that an original or duplicate share ledger, containing the names and

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Page 16

addresses of the shareholders and the number of shares held by them respectively, shall at all times, during the usual hours for business, be open to the examination of every stockholder at the principal office or place of business of the Corporation in Alabama or at the office of any duly appointed transfer agent or registrar.


                                    ARTICLE X

                             DIVIDEND, SURPLUS, ETC.

                  The board of directors shall have power, subject to the provisions of the certificate of incorporation of the Corporation, to fix and determine and to vary from time to time, the amount of the working capital of the Corporation before declaring any dividends among its shareholders; to direct and determine the use and disposition of any net profits or surplus; to determine the amount of any reserves necessary in thelrjudgment before declaring any dividends among its shareholders; to determine from time to time the amount of the net earnings and net profits of the Corporation available for dividends; to determine the amount of any dividends; and to declare and pay the same.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  (1) COMPENSATION OF DIRECTORS. The directors shall receive such compensation and/or fees, and expenses in connection with attendance at meetings or other performance of their duties, as from time to time may be fixed by the board of directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

                  (2) PROXIES OF THE CORPORATION. Except as otherwise in these bylaws or in the articles of incorporation the Corporation provided, and unless otherwise provided by resolution of the board of directors or of the executive committee, the President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation to cast the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to contest in writing to any action by such


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By-laws of Total Trim, Inc.
Page 17

corporation and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

                  (3) WAIVER OF NOTICE. Whenever any notice whatever is required to be given by these bylaws of the articles of incorporation or the laws of the State of Alabama, a waiver thereof in writing, or by telegraph, cable, radio or wireless by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto; and any such notice with respect to any shareholders' or directors' meeting may be dispensed with, if any shareholder shall attend such shareholders' meeting, either in person or by proxy, or if every director shall attend such directors' meeting in person.

                  (4) CONFLICTS OF INTEREST. Except as otherwise provided in the articles of incorporation, a director of the Corporation shall not in the absence of fraud be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser, or otherwise, nor in the absence of fraud shall any transaction or contract of the Corporation be void or voidable or affected by reason of the fact that any director, or any firm of which any director is a member, or any corporation of which any director is an officer, director or shareholder, is in any way interested in such transaction or contract. Nor shall any director be liable to account to the Corporation for any profit realized by him from or through any such transaction or contract of the Corporation by reason of the fact that he or any firm of which he is an officer, director or shareholder, was interested in such transaction or contract.

                  (5) INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. Every person who is, or has been, a director, officer, employee or agent of the Corporation, or of a subsidiary or an affiliate of the Corporation, shall be indemnified by the Corporation to the extent provided in Section 10-2A-21, Code of Alabama, 1975, and in the articles of incorporation. The foregoing rights of indemnification shall be without prejudice to any other rights to which any such director, officer, employee or agent may be entitled as a matter of law.

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By-laws of Total Trim, Inc.
Page 18
                                   ARTICLE XII

                                   AMENDMENTS

Subject to any restrictive provisions of law or of the Corporation's articles of incorporation, all bylaws of the Corporation shall be subject to alteration or repeal and new bylaws may be made either by the affirmative vote of the holders of record of a majority of the outstanding stock of the Corporation entitled to vote in respect thereof at an annual meeting or at any special meeting, provided that notice of the proposed alteration or repeal or of the proposed new bylaws be included in the notice of such meeting, or by the affirmative vote of a majority of the board of directors at any regular or special meeting, provided that notice of the proposed alteration or repeal or of the new proposed bylaws be included in the notice of any such special meeting.

                                  ARTICLE XIII

                          REQUIREMENTS OF REIMBURSEMENT

                  If the Corporation pays for travel and entertainment expenses of any shareholder during any tax year and the Internal Revenue Service subsequently disallows any or all of said travel and entertainment expenses, the shareholder on whose behalf said expenses were paid is required to reimburse to the Corporation the amount of said disallowance.

                                   ARTICLE XIV

                                  MISCELLANEOUS

         Throughout these bylaws, the masculine gender shall be deemed to include the feminine gender and vice-versa.